                                     IDT, INC.

                                      BY-LAWS

                                     ARTICLE I

                              MEETINGS OF SHAREHOLDERS

          Section 1.01. ANNUAL MEETINGS; NOTICE. An annual meeting of the shareholders shall be held each year within five (5) months after the end of the corporation's tax year on such day and at such time and place as may be designed by the Board of Directors, or, if not so designated, as shall be agreed to by the shareholders; or if not so designated or agreed to, on the first Monday in the third (3rd) month after the end of the corporation's tax year if not a legal holiday, and if a legal holiday, then on the next business day following at 10:00 A.M., local time, at the principal office of the corporation. Written notice of the annual meeting shall be given at least five (5) days prior to the meeting to each shareholder of record entitled to vote thereat, except that ten
(10) days prior notice shall be given for a meeting called to consider fundamental changes as required by law. Any business may be transacted at the annual meeting, irrespective of whether the notice of such meeting contains a reference thereto, except as otherwise expressly required herein or by law.

          Section 1.02. SPECIAL MEETINGS; NOTICE. Special meetings of the shareholders may be called at any time, for the purpose or purposes set forth in the call, by the President, or by the Board of Directors, or by the holders of not less than one-fifth (1/5) of all the shares outstanding and entitled to vote by delivering a written request to the Secretary. Special meetings of the shareholders shall be held at such place as may be designated by the Board of Directors, or if not so designated, at the principal office of the corporation. Written notice of special meetings shall be given at least five (5) days prior to the meeting to each shareholder entitled to vote thereat, except that ten
(10) days prior notice shall be given for a meeting called to consider fundamental changes as required by law. No business may be transacted at any special meeting other than that the general nature of which has been stated in the notice of meeting, and business which is germane thereto.

          Section 1.03.  ORGANIZATION AND MANNER OF ACTING.
(a) QUORUM: A shareholders' meeting duly called shall not be organized for the transaction of business unless a quorum is present. At any meeting and except as otherwise provided by law, the presence in person or by proxy of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter to be acted upon at the meeting shall constitute a quorum for the purpose of consideration and action on such matter. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, including a meeting called for the election of Directors, those present may adjourn the meeting to such time and place as they may determine, by giving immediate notice of such time and place to the absent shareholders until a quorum as aforesaid shall be present. (b) VOTING: In all elections of Directors, voting shall be conducted according to the principles of cumulative voting. In all other cases, resolutions of the shareholders shall be adopted, and any action of the shareholders at a meeting upon any matter shall be taken and be valid, if authorized by a majority of the votes cast at the meeting by the shareholders entitled to vote thereon, except as otherwise provided by law and except that any fundamental change shall be authorized only by the affirmative vote of shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast thereon. (c) PRESIDING OFFICER, SECRETARY: The Chairman of the Board, or in his absence or if such office is vacant the President, shall preside, and the Secretary shall take the minutes, at all meetings of the shareholders. In the absence of the presiding officer hereinabove designated, the presiding officer shall be designated by the Board of Directors, or if not so designated, selected by the shareholders present; and in the absence of the Secretary, the presiding officer shall designate any person to take the minutes of the meeting. (d) MEETING BY TELEPHONE: One or more of the shareholders may participate in a meeting of the shareholders by means of conference telephone or similar communication equipment by means of which all persons participating in the meting can hear each other.

          Section 1.04. CONSENT OF SHAREHOLDERS IN LIEU OF MEETING. Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting (a) if, prior or subsequent to the action, a consent or consents in writing, setting forth the action so taken, is signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and filed with the secretary of the corporation, or (b) upon the written consent, filed with the Secretary of the corporation, of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. In the latter case, the action shall not become effective until after at least ten (10) days' written notice thereof has been given to each shareholder entitled to vote thereon who has not consented thereto.

                                     ARTICLE II

                                     DIRECTORS

          Section 2.01. NUMBER, ELECTION AND TERM OF OFFICE. The number of Directors which shall constitute a full Board of directors shall be a minimum of four (4) and a maximum of ten (10), as determined from time to time by the vote of the Board. A full Board shall be elected at each annual meeting of shareholders. Each Director shall hold office from the time of his election, but shall be responsible as a Director from such time only if he consents to his election; otherwise from the time he accepts office or attends his first meeting of the Board. Each Director shall serve until the next annual meeting of shareholders, and thereafter until his successor is duly elected and qualifies, or until his death, resignation or removal. The shareholders or any group of shareholders may select an alternate for any given Director. In the absence of a Director from a meeting of the Board, his alternate, if any, may attend the meeting or execute a written consent and exercise all the powers of the absent Director.

          Section 2.02. ORGANIZATION MEETING; NOTICE. An organization meeting of the newly elected Board of Directors shall be held each year at the same place as and promptly after the annual meeting of shareholders. At such meeting, the Board or Directors shall organize itself and elect the executive officers of the corporation for the ensuing year, and may transact any other business. Notice of the organization meeting of the Board or of the business to be transacted therat shall not be required to be given, except as otherwise expressly required herein or by law.

          Section 2.03. REGULAR MEETINGS; NOTICE. Regular meetings of the Board of Directors shall be held at such time and place as shall be designated by the Board from time to time. Notice of such regular meetings of the Board shall not be required to be given, except as otherwise expressly required herein or by law, except that wherever the time or place of regular meetings shall be initially fixed or changed, notice of such action shall be given promptly by telephone or otherwise to each Director not participating in such action.

          Section 2.04. SPECIAL MEETINGS; NOTICE. Special meetings of the Board of Directors may be called at any time by the Board itself by vote at a meeting, or by any Director, or by the Chairman or the President, to be held at such place and day and hour and for such purposes as shall be specified by the person or persons calling the meeting. Notice of every special meeting of the Board of Directors, which states the place, day and hour thereof, shall be given to each Director either by being mailed on at least the fifth (5th) day prior to the date of the meeting, or by being sent by telegram, courier service or telecopy, or given personally or by telephone, on at least the third (3rd) day prior to the date of the meeting; any business may be transacted at a special meeting, irrespective of whether the notice of such meeting contains a reference thereto, except as otherwise expressly required herein or by law.

          Section 2.05. ORGANIZATION AND MANNER OF ACTING. At all meetings of the Board of Directors, the presence of at least a majority of the Directors in office shall be necessary and sufficient to constitute a quorum for the transaction of business. If a quorum is not present at any meeting, the meeting may be adjourned from time to time by a majority of the Directors present, until a quorum as aforesaid shall be present; but notice of the time and place to which such meeting is adjourned shall be given to any Director not present on at least the day prior to the date of reconvening. Resolutions of the Board shall be adopted, and any action of the Board at a meeting upon any matter shall be taken and be valid, with the affirmative vote of at least a majority of the Directors present and voting at a meeting duly convened, except as otherwise expressly required herein or by law. The Chairman of the Board, or in his absence or if such office is vacant the President, shall preside at all meetings of the Board. The Secretary shall take the minutes at all meetings of the Board. In the absence of the presiding officer hereinabove designated, the Directors present shall select a member of the Board to preside; and in the absence of the Secretary, the presiding officer shall designate any person to take the minutes of the meeting. One or more of the Directors may participate in a meeting of the Board by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other.

          Section 2.06. RESIGNATIONS. Any Director may resign by submitting to the Chairman of the Board or the President his resignation, which (unless otherwise specified therein) need not be accepted to make it effective and shall be effective immediately upon its receipt by such officer.

          Section 2.07. REMOVAL OF DIRECTORS. The entire Board of Directors or any individual Director may be removed from office at any time without assigning any cause, by the vote of shareholders entitled to elect Directors. In case the Board or any one or more Directors are so removed, new Directors may be elected at the same meeting. Unless the entire Board is removed, not more than one Director at a time may be removed by any one vote of the shareholders. No individual Director shall be removed in case the votes of a sufficient number of shares are cast against the resolution for his removal which if cumulatively voted at an annual election of the Board would be sufficient to elect at least one (1) Director.

          Section 2.08. VACANCIES. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of Directors, shall be filled by a majority of the remaining members of the Board though less than a quorum, or by a sole remaining Director, and each person so elected shall be a Director until his successor is elected by the shareholders and qualifies; such election may be made at the next annual meeting of the shareholders or at any special meeting duly called for the purpose and held prior thereto. When one or more Directors resign from the Board effective at a future date, the Directors then in office, including those who have so resigned, may by the applicable vote fill the vacancies, effective when the resignations become effective.

          Section 2.09. COMPENSATION. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each annual, regular or special meeting of the Board; provided, that nothing herein contained shall be construed to preclude any Director from serving the corporation in any proper capacity and receiving compensation therefore.

          Section 2.10. CONSENT OF DIRECTORS IN LIEU OF MEETING. Any action required or permitted to be taken at a meeting of the Directors may be taken without a meeting, if, prior or subsequent to the action, a consent or consents in writing setting forth the action so taken is signed by all of the Directors and filed with the Secretary of the corporation.

                                    ARTICLE III

                               OFFICERS AND EMPLOYEES

          Section 3.01. EXECUTIVE OFFICERS. The executive officers of the corporation shall be the Chairman of the Board, the President, one or more Vice Presidents (as may be determined by the Board of Directors), the Secretary and the Treasurer, all of whom shall be elected by the Board of Directors. Any two
(2) or more offices may be held by the same person. Each executive officer shall hold office until the next succeeding annual meeting of the Board of Directors and thereafter until his successor is duly elected and qualifies, or until his death, resignation or removal. At the discretion of the Board of Directors, the office of Chairman of the Board and the office of Vice President may be left vacant.

          Section 3.02. ADDITIONAL AND ASSISTANT OFFICERS, AGENTS AND EMPLOYEES. The Board of Directors from time to time may appoint one or more other officers, assistant officers, agents, employees and independent contractors as the Board deems advisable; and the Board of Directors or the President shall prescribe their duties, conditions of employment and compensation. Subject to the power of the Board of Directors, the President or any other executive officer may employ from time to time such other agents, employees and independent contractors as he may deem advisable, and prescribe their duties, conditions of employment and compensation. The President may dismiss any agent, employee or independent contractor not employed by authority of the Board, without prejudice to the contract rights, if any, of the person so dismissed.

          Section 3.03. THE CHAIRMAN. The Chairman of the Board, if any, shall be elected from among the Directors, shall preside at the meetings of the shareholders and of the Board of Directors at which he shall be present, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.

          Section 3.04. THE PRESIDENT. The President shall be the chief executive officer of the corporation and, subject to the control of the Board, shall have management and supervision over and exercise general executive powers concerning all the property, business and affairs of the corporation. The President shall be charged with carrying out the policies, programs, orders and resolutions adopted or approved by the Board, and shall have all powers and perform all duties incident to the office of general manager, and any further powers and duties as from time to time may be prescribed by the Board of Directors. He shall have the power to execute deeds, bonds, mortgages, other contracts, agreements and instruments of the corporation. The President shall be, ex officio, a member of all standing committees. Except as otherwise directed by the Board of Directors, all other officers shall render reports to the President.

          Section 3.05. THE VICE PRESIDENTS. Except as otherwise ordered by the Board of Directors, the Vice Presidents, if any, shall have and exercise such powers and duties as from time to time may be conferred upon them by the Board of Directors or by the President. The seniority of Vice Presidents, if seniority is to be assigned, may be designated at the time of their election.
At the request of the President or in his absence or disability, the senior Vice President shall have and exercise the powers and duties of the President.

          Section 3.06. THE SECRETARY. The Secretary shall: (a) keep or cause to be kept at the principal office of the corporation an original or duplicate record of the proceedings of the shareholders and the Board of Directors, and a copy of the Articles of Incorporation and of these By-Laws; (b) attend to the giving of notices as may be required by law or these By-Laws; (c) be custodian of the corporation's records, and if the corporation has a seal, of the seal, which the Secretary shall cause to be affixed to such documents as may be necessary or advisable; (d) have charge of and keep at the registered office of the corporation an original or duplicate share register, giving the names of the shareholders in alphabetical order, and showing their respective addresses, and number and classes of shares held by each, the number and date of certificates issued for the shares, and the date of cancellation of every certificate surrendered for cancellation; and (e) have all powers and perform all duties incident to the office of Secretary, and such other powers and duties as may from time to time be prescribed by the Board of Directors or the President.

          Section 3.07. THE TREASURER. The Treasurer shall: (a) be custodian of the corporation's contracts, policies, leases, deeds and other indicia of title, and all other business records, tax matters, financial documents and accounting records; (b) see that the lists, books, reports, statements, tax returns, certificates and other documents and records required by law are properly prepared, kept and filed; (c) be the principal officer in charge of tax and financial matters and of the accounting of the corporation; (d) have charge and custody of and be responsible for the corporation's funds, securities, and investments; (e) receive, endorse for collection and give receipts for checks, notes, obligations, funds and securities of the corporation, and deposit moneys and other valuable effects in the name and to the credit of the corporation, in such depositories as shall be designated by the Board of Directors; (f) cause to be kept appropriate, complete and accurate books or records of account of all the corporation's business and transactions; (g) render to the President and the Board of Directors when and as required, an account of all his transactions as Treasurer, and a report as to the financial position and operations of the corporation; and (h) have all powers and perform all duties incident to the office of Treasurer, and such other powers and duties as may from time to time be prescribed by the Board of Directors or the President.

          Section 3.08 VACANCIES. Vacancy in any office or position by reason of death, resignation, removal, disqualification or any other cause, shall be filled in the manner provided in this Article III for regular election or appointment to such office.

          Section 3.09 DELEGATION OF DUTIES. In case of the absence of any officer, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate for the time being the powers and duties, or any of them, of such officer to any other officer or Director or other person whom it may select.

                                     ARTICLE IV

                              SHARES OF CAPITAL STOCK

          Section 4.01. SHARE CERTIFICATES. Every holder of stock in the corporation shall be entitled to a certificate or certificates, consecutively numbered, to be in such form as the Board of Directors may from time to time prescribe, and signed (in facsimile or otherwise, as permitted by law) by the Chairman of the Board or the President or a Vice President and the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, which shall represent and certify the number of shares of stock owned by such holder. The Board may authorize the issuance of certificates for fractional shares or, in lieu thereof, scrip or other evidence of ownership, which may in the discretion of the Board entitle the holder thereof to voting, dividend or other rights of shareholders.

          Section 4.02. TRANSFERS OF SHARES. Transfers of shares of stock of this corporation shall be made on the books of the corporation only upon surrender to the corporation for cancellation of the certificate or certificates for such shares properly endorsed by the registered shareholder or by his assignee or legal representative, who shall furnish proper evidence of succession, assignment or authority to transfer, or by the agent of one of the foregoing thereunto duly authorized by an instrument duly executed and filed with the corporation.

          Section 4.03. LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES. New certificates for shares of stock may be issued to replace certificates lost, stolen, destroyed or mutilated upon such terms and conditions, including proof of loss or destruction and the giving of a satisfactory bond of indemnity, as the Board of Directors from time to time may determine.

          Section 4.04. REGULATIONS RELATING TO SHARES. The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent with these By-Laws as it may deem expedient concerning the issue, transfer and registration of certificates representing hsreas of the corporation.

          Section 4.05. HOLDERS OF RECORD. The corporation shall be entitled to treat the holder of record of any share or shares of stock of the corporation as the holder and owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or right, title or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

                                     ARTICLE V

                MISCELLANEOUS CORPORATION TRANSACTIONS AND DOCUMENTS

          Section 5.01. SIGNATURES ON NOTES, CHECKS, ETC. All properly authorized notes, bonds, drafts, acceptances, checks, endorsements (other than for deposit), guarantees, and all evidences of indebtedness of the corporation whatsoever, shall require such number of signatures, and shall be signed by such officers or agents of the corporation, subject to such requirements as to countersignature or other conditions, as the Board of Directors from time to time may determine. Facsimile signatures on checks may be used if authorized by the Board of Directors.

          Section 5.02. EXECUTION OF INSTRUMENTS GENERALLY. Except as provided in Section 5.01, all properly authorized deeds, mortgages, contracts and other instruments requiring execution by the corporation may be executed and delivered by any executive officer of the corporation; and authority to sign any such contracts or instruments, which may be general or confined to specific instances, may be conferred by the Board of Directors upon any other person or persons. Any person having authority to sign on behalf of the corporation may delegate, from time to time, by instrument in writing, all or any part of such authority to any person or persons if authorized so to do by the Board of Directors.

          Section 5.03. VOTING SECURITIES OWNED BY CORPORATION. Voting securities in any other corporation held by this corporation shall be voted by the President, unless the Board of Directors confers authority to vote with respect thereto, which may be general or confined to specified investments, upon some other person. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

                                     ARTICLE VI

                           LIABILITY AND INDEMNIFICATION

          Section 6.01. DIRECTORS' PERSONAL LIABILITY. A Director of the corporation shall not be personally liable, as such, for monetary damages as a result of any action taken or any failure to take any action; provided, however, that this Section shall not apply (a) if the Director has breached or failed to perform the duties of his office relating to standard of care and justifiable reliance, as set forth in Section 1721 of the Business Corporation Law, any amendment thereto or any successor statutes in effect at the time of the alleged breach or failure to perform, and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness, or (b) to the responsibility of liability of a Director pursuant to any criminal statute, or (c) to the liability of a Director for the payment of taxes pursuant to local, State or Federal law. The rights conferred by this section shall continue as to any person who has ceased to be a Director and shall inure to the benefit of the heirs, executors and administrators of such person. Any repeal or amendment of this Section 6.01 shall be by vote of the shareholders but shall not adversely affect any right existing at the time of such repeal or amendment to which any Director or former Director may be entitled under this Section.

          Section 6.02. MANDATORY INDEMNIFICATION OF OFFICERS AND DIRECTORS. The corporation shall indemnify, except as prohibited by law (including but not limited to the indemnification provided by Section 1746 of the Business Corporation Law), each Director or officer (including each former Director or officer) of the corporation who was or is made a party to or a witness in or is threatened to be made a party to or a witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was an authorized representative of the corporation, against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties), and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding.

          Section 6.03. MANDATORY ADVANCEMENT OF EXPENSES TO OFFICERS AND DIRECTORS. The corporation shall pay expenses (including attorneys' fees and disbursements) incurred by a Director or officer of the corporation referred to in Section 6.02 hereof in defending or appearing as a witness in any civil or criminal action, suit or proceeding described in such Section. The expenses incurred by such Director or officer shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding only upon receipt of an undertaking by or on behalf of such Director or officer to repay all amounts advanced if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation as provided in Section 6.05 hereof.

          Section 6.04. DISCRETIONARY INDEMNIFICATION AND ADVANCEMENT BY BOARD. The corporation may, as determined by the Board of Directors from time to time, indemnify, except as prohibited by law, any employee or agent of the corporation who was or is a party to or a witness in or is threatened to be made a party to or a witness in, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was an authorized representative of the corporation, both as to action in his official capacity and as to action in any other capacity while holding such office or position, against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties), and amounts paid in settlement actually and reasonably incurred by the person or in connection with such action, suit or proceeding. The corporation may, as determined by the Board of Directors from time to time, pay expenses incurred by any such person by reason of the person's participation in an action, suit or proceeding referred to in this Section 6.04 in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation as provided in Section 6.05 hereof.

          Section 6.05. NO INDEMNIFICATION. Indemnification under this Article shall not be made by the corporation in any case where a court determines that the alleged act or failure to act giving rise to the claim for indemnification constitutes one with respect to which indemnification is expressly prohibited by the Business Corporation Law, or any successor statute as in effect at the time of such alleged action or failure to take action.

          Section 6.06 INDEMNIFICATION RIGHTS, SUPPLEMENTAL AND CONTINUING. Each Director and officer of the corporation shall be deemed to act in such capacity in reliance upon such rights of indemnification and advancement of expenses as are provided in this Article. The rights of indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of members or disinterested Directors, statute or otherwise (including any right of indemnification arising pursuant to Section 1741, 1742 or 1743 of the Business Corporation Law), both as to action in such person's official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be an authorized representative of the corporation and shall inure to the benefit of the heirs, executors and administrators of such person. Indemnification and advancement of expenses under this Article shall be provided whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation. Any repeal or modification of this Article by the shareholders or the Board of Directors of the corporation shall not adversely affect any right or protection existing at the time of such repeal or modification to which any person may be entitled under this Article.

          Section 6.07. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person referred to in Sections 6.02 and 6.04 hereof against any liability asserted against or incurred by such person in any capacity, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article. The corporation may, in lieu of or in addition to the purchase and maintenance of insurance, establish and maintain a fund of any nature or otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to this Article or otherwise. The Board of Directors, without approval of the shareholders, shall have the power to borrow money on behalf of the corporation, including the power to pledge the assets of the corporation, from time to time to discharge the obligations with respect to indemnification, the advancement and reimbursement of expenses, and the purchase and maintenance of insurance referred to in this Article.

          Section 6.08. AUTHORIZED REPRESENTATIVE. For purposes of this Article, the term "authorized representative" shall mean a Director, officer, employee or agent of the corporation or of any subsidiary of the corporation, or a trustee, custodian, administrator, committeeman or fiduciary of any employee benefit plan established and maintained by the corporation or by any subsidiary of the corporation, or a person serving another corporation, partnership, joint venture, trust or other enterprise in any of the foregoing capacities at the request of the corporation.

                                    ARTICLE VII

                                AMENDMENT OF BY-LAWS

          Section 7.01. AMENDMENT. These By-Laws may be altered, amended and repealed, and new By-Laws may be adopted, by the vote of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast, or, unless provided otherwise by these By-Laws or by law, by the vote of a majority of the full Board of Directors of the corporation, at any regular or special meeting. In the case of a meeting of shareholders, notice of the specific Section proposed to be changed must be given to the shareholders. No provision of these By-Laws shall vest any property right in any shareholder.

                                    ARTICLE VIII

                                  GENERAL PROVISIONS

          Section 8.01. OFFICES. The principal office of the corporation shall be its registered office in the Commonwealth of Pennsylvania unless and until the Board of Directors shall by resolution determine otherwise. The corporation may also have offices at such other places within or without the Commonwealth of Pennsylvania as the business of the corporation may require.

          Section 8.02. CORPORATE SEAL. The Board of Directors may but need not adopt a corporate seal.

          Section 8.03. FISCAL YEAR. The fiscal year of the corporation shall end on such day as shall be fixed by resolution of the Board of Directors.

          Section 8.04. INTERESTED DIRECTORS; QUORUM. Except as may otherwise be provided by law, no contract or transaction between the corporation and one or more of its Directors or officers, or between the corporation and any other corporation, partnership, joint venture, trust or other enterprise in which one or more of its Directors or officers are Directors or officers, or have a financial or other interest, shall be void or voidable solely for such reason, or solely because the Director or officer is present at or participates in the meeting of the Board which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

     (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors and the Board authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors even though the disinterested Directors are less than a quorum; or

     (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

     (3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors or the shareholders.

Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes a contract or transaction specified in this Section.

          Section 8.05. DISALLOWED EXPENSES; REIMBURSEMENT. Any payments made to an officer or employee of the corporation, such as salary, commission, bonus, interest or rent or entertainment or travel expense, which shall be disallowed to the corporation in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or employee to the corporation to the full extent of such disallowance. It shall be the duty of the Board of Directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer or employee, subject to the determination of the Board of Directors, proportionate amounts may be withheld from such officer's or employee's future compensation, until the amount owed to the corporation has been received.

          Section 8.06. NOTICES; WAIVER OF NOTICE. (a) NOTICE: Whenever under these By-Laws or by law notice is required to be given to any person, including written notice, (and unless otherwise provided by these By-Laws or by law), it may be given to such person, either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified) or courier service, charges prepaid, or by telecopier, to his address (or to telecopier or telephone number) appearing on the books of the corporation or, in the case of Directors, supplied by him to the corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telecopy, when dispatched. (b) ADJOURNED SHAREHOLDER MEETINGS: When a meeting of shareholder is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board fixes a new record date for the adjourned meeting. Such notice shall specify the place, day and hour of the meeting; except in the case of a special meeting of shareholders or as otherwise expressly required herein or by law, neither the busienss to be transacted at, nor the purpose of, the meeting need be specified in the notice. (c) WAIVER: Whenever under these By-Laws or by law written notice is required to be given to any person, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of shareholders or as otherwise expressly required herein or by law, neither the business to be transacted at, nor the purpose of, the meeting need be specified in the waiver of notice of such meeting. (d) ATTENDANCE CONSTITUTES WAIVER: Attendance of a person in person, or by proxy in the case of a shareholder, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

          Section 8.07. DEFINITIONS. For the purpose of these By-Laws, the following terms and definitions shall have the meanings respectively assigned to them:

     (1) "Business Corporation Law" shall mean the Business Corporation Law of 1988.

     (2) The term "fundamental changes" shall mean those corporate transactions that are governed by Chapter 19 of the Business Corporation Law.

          Section 8.08. FINANCIAL REPORTS TO SHAREHOLDERS. The Board of Directors shall have discretion to determine whether financial reports shall be sent to shareholders, what such reports shall contain, and whether they shall be audited or accompanied by the report of an independent or certified public accountant.